Exhibit 32

ASPEN EXPLORATION CORPORATION Certification pursuant to 18 U.S.C. §1350 of the Chief Executive Officer and Chief Financial Officer

     In connection with the Quarterly Report on Form 10-Q (the “Report”) of Aspen Exploration Corporation (the “Company”) for the quarter ended December 31, 2008, each of the undersigned R.V. Bailey, the Chief Executive Officer and principal executive officer of the Company, and Kevan Hensman, the Chief Financial Officer and the principal financial officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

     1.      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 17, 2009	/s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer

February 17, 2009	/s/ Kevan Hensman
Kevan Hensman, Chief Financial Officer